Exhibit 9
MAURICE J. KOURY
P.O. BOX 850
BURLINGTON, NC 27216
March 18, 2008
VIA FACSIMILE, E-MAIL AND OVERNIGHT COURIER
Cape Fear Bank Corporation
Corporate Secretary
1117 Military Cutoff Road
Wilmington, North Carolina 28405
Dear Secretary:
     This letter constitutes written notice of my nomination of James S. Mahan III, David Lucht, Robert Isser, Haywood Cochrane, Mort Neblett, Scott Sullivan and Milt Petty (each a “Nominee” and, collectively, the “Nominees”) for election as directors of Cape Fear Bank Corporation (the “Corporation”) at the Corporation’s 2008 annual meeting of shareholders. In order to ensure the validity of their nomination for election to the Board of Directors of the Corporation, this letter and the attachments hereto provide the information requested by Section 3.05 of the Bylaws of the Corporation.
(i)	The name and address of the shareholder who intends to make the nomination and of the beneficial owner, if any, on whose behalf the nomination is made, and of the person or persons to be nominated;
(a)	NAME AND ADDRESS OF SHAREHOLDER AND BENEFICIAL OWNER WHO INTENDS TO MAKE THE NOMINATION:
Maurice J. Koury P.O. Box 850 Burlington, North Carolina 27216
The Maurice and Ann Koury Charitable Trust P.O. Box 850 Burlington, North Carolina 27216
The Maurice J. Koury Foundation, Inc. P.O. Box 850 Burlington, North Carolina 27216

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(b)	NAME AND ADDRESS OF PERSONS TO BE NOMINATED:
James S. Mahan III 1931 South Live Oak Parkway Wilmington, North Carolina 28403
David Lucht 1201 Preservation Way, Unit 103 Wilmington, North Carolina 28405
Robert Isser Sidney Gilbert & Co., Inc. 4425 Randolph Rd. Charlotte, North Carolina 28211
Haywood Cochrane 2016 Muirfield Court Elon, North Carolina 27244
Mort Neblett 6023 Joshua’s Landing Lane Wilmington, North Carolina 28409
Scott Sullivan 1201 Glen Meade Road Wilmington, North Carolina 28401
Miltom Petty P.O. Box 850 Burlington, North Carolina 27216
(ii)	The class and number of shares of stock of the Corporation which are owned beneficially and of record by such shareholder and any such beneficial owner, and a representation that the shareholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;
(a)	CLASS AND NUMBER OF SHARES OF THE CORPORATION OWNED BY SHAREHOLDER:
I attach Amendment No. 6 to Schedule 13D as Exhibit A to this letter showing my beneficial ownership of 318,898 shares of the Corporation’s common stock.

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(b)	A REPRESENTATION THAT THE SHAREHOLDER INTENDS TO APPEAR IN PERSON OR BY PROXY AT THE MEETING TO NOMINATE THE PERSON OR PERSONS SPECIFIED IN THE NOTICE:
I, Maurice J. Koury, hereby represent that I will attend, in person or by proxy, the annual meeting of the shareholders of the Corporation to nominate the persons specified in this notice.
(iii)	A description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;
There are no arrangements or understandings between myself, the Nominees, or any other person or persons pursuant to which the nomination of the Nominees is to be made by me.
(iv)	All other information regarding each nominee proposed by such shareholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board of Directors; and
A completed Questionnaire detailing the information required by the proxy rules of the Securities and Exchange Commission is included with this letter for each Nominee. Mr. Mahan’s Questionnaire is enclosed herewith as Exhibit B. Mr. Lucht’s Questionnaire is enclosed herewith as Exhibit C. Mr. Isser’s Questionnaire is enclosed herewith as Exhibit D. Mr. Cochrane’s Questionnaire is enclosed herewith as Exhibit E. Mr. Neblett’s Questionnaire is enclosed herewith as Exhibit F. Mr. Sullivan’s Questionnaire is enclosed herewith as Exhibit G. Mr. Petty’s Questionnaire is enclosed herewith as Exhibit H.
(v)	The written consent of each nominee to serve as a director of the Corporation if so elected.
The consent of each Nominees to serve as a director of the Corporation is enclosed herewith as Exhibit I.
Sincerely,
/s/ Maurice J. Koury
Maurice J. Koury

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CONSENT OF PROPOSED NOMINEE
     I, Chip Mahan, hereby consent to be named in the proxy statement to be used in connection with its solicitation of proxies from the shareholders of Cape Fear Bank Corporation for use in voting at the 2008 Annual Meeting of Shareholders of Cape Fear Bank Corporation and I hereby consent and agree to serve a director of Cape Fear Bank Corporation if elected at such Annual Meeting.

/s/ Chip Mahan
Chip Mahan

Date:	3/14/08

CONSENT OF PROPOSED NOMINEE
     I, David Lucht, hereby consent to be named in the proxy statement to be used in connection with its solicitation of proxies from the shareholders of Cape Fear Bank Corporation for use in voting at the 2008 Annual Meeting of Shareholders of Cape Fear Bank Corporation and I hereby consent and agree to serve a director of Cape Fear Bank Corporation if elected at such Annual Meeting.

/s/ David Lucht
David Lucht

Date:	2/11/08

CONSENT OF PROPOSED NOMINEE
     I, Robert Isser, hereby consent to be named in the proxy statement to be used in connection with its solicitation of proxies from the shareholders of Cape Fear Bank Corporation for use in voting at the 2008 Annual Meeting of Shareholders of Cape Fear Bank Corporation and I hereby consent and agree to serve a director of Cape Fear Bank Corporation if elected at such Annual Meeting.

/s/ Robert Isser
Robert Isser

Date:	3/13/08

CONSENT OF PROPOSED NOMINEE
     I, Haywood D. Cochrane, Jr., hereby consent to be named in the proxy statement to be used in connection with its solicitation of proxies from the shareholders of Cape Fear Bank Corporation for use in voting at the 2008 Annual Meeting of Shareholders of Cape Fear Bank Corporation and I hereby consent and agree to serve a director of Cape Fear Bank Corporation if elected at such Annual Meeting.

/s/ Haywood D. Cochrane, Jr.
Haywood D. Cochrane, Jr.

Date:	3/14/08

CONSENT OF PROPOSED NOMINEE
     I, Mort Neblett, hereby consent to be named in the proxy statement to be used in connection with its solicitation of proxies from the shareholders of Cape Fear Bank Corporation for use in voting at the 2008 Annual Meeting of Shareholders of Cape Fear Bank Corporation and I hereby consent and agree to serve a director of Cape Fear Bank Corporation if elected at such Annual Meeting.

/s/ Mort Neblett
Mort Neblett

Date:	3/12/08

CONSENT OF PROPOSED NOMINEE
     I, Scott Sullivan, hereby consent to be named in the proxy statement to be used in connection with its solicitation of proxies from the shareholders of Cape Fear Bank Corporation for use in voting at the 2008 Annual Meeting of Shareholders of Cape Fear Bank Corporation and I hereby consent and agree to serve a director of Cape Fear Bank Corporation if elected at such Annual Meeting.

/s/ Scott Sullivan
Scott Sullivan

Date:	3/17/08

CONSENT OF PROPOSED NOMINEE
     I, Milt Petty, hereby consent to be named in the proxy statement to be used in connection with its solicitation of proxies from the shareholders of Cape Fear Bank Corporation for use in voting at the 2008 Annual Meeting of Shareholders of Cape Fear Bank Corporation and I hereby consent and agree to serve a director of Cape Fear Bank Corporation if elected at such Annual Meeting.

/s/ Miltom Petty
Miltom Petty

Date:	3/17/08